FIS TRUST 485BPOS

Exhibit 99.(h)(3)

SECOND AMENDMENT TO THE FIS TRUST
FUND SERVICING AGREEMENT

THIS SECOND AMENDMENT to the Fund Servicing Agreement (this “Agreement”) is made and entered into as of February 23, 2026 (the “Effective Date”) by and between FIS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC (d/b/a U.S. Bank Global Fund Services), a Wisconsin limited liability company (“USBGFS”).

WHEREAS, the parties entered into a Fund Servicing Agreement, dated as of December 31, 2025 (the “Agreement”); and

WHEREAS, the parties desire add the following fund from Exhibit A:

●         Arimathea Catholic Bond Index ETF

●         FIS Bright Portfolios Core Bond ETF

●         FIS Bright Portfolios Focused Equity ETF

●         FIS Faith Income ETF

●         FIS Tactical Equity ETF

WHEREAS, the parties desire to amend the Agreement to update the fees listed in Exhibit C.

WHEREAS, Section 14(f) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.	As of the Effective Date, Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.
2.	As of the Effective Date, Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Exhibit C attached hereto.
3.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURE PAGE ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer effective as of the Effective Date.

FIS TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Steve Nelson	By:	/s/ Greg Farley
Name: Steve Nelson		Name: Greg Farley
Title: Chairman & CEO		Title: Senior Vice President
Date: 2/20/2026		Date: 2/20/2026

EXHIBIT A

Funds

FIS Christian Stock Fund

Arimathea Catholic Bond Index ETF

FIS Bright Portfolios Core Bond ETF

FIS Bright Portfolios Focused Equity ETF

FIS Faith Income ETF

FIS Tactical Equity ETF

EXHIBIT C

Fees

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